UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2009

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Wind Works Power Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Item 3.02  Unregistered Sales of Equity Securities.

We have issued a total of  8,561,877 shares of our common stock.  The shares were issued pursuant to a private placement of our securities, the conversion of outstanding debt  and in consideration for services rendered.  All of the shares of common stock were  valued at $0.10 per share.

 We relied on the exemptive provisions of Section 4(2) of the Securities Act. We have also offered shares pursuant to the exemptive provisions of Regulation S.    Alternatively,  the issuance of these securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

At all times relevant the securities were offered subject to the following terms and conditions:

–

the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

–

we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

–

at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2; and

–

neither we nor any person acting on our behalf sold the securities by Any form of general solicitation or general advertising.

Item 9.02  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 27, 2009

Wind Works Power Corp.
By:	/s/W. Campbell Birge
W. Campbell Birge
Chief Executive Officer/Director